UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 17, 2004

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2004, the Board of Directors of Mothers Work, Inc. (the “Company”) voted to amend the By-laws of the Company by adding a new Article 1, Section 7 which requires stockholders to provide advance notice to the Company in order to (i) nominate individuals for election to the Board of Directors of the Company at meetings of the stockholders, or (ii) submit proposals for any new business to be taken up at meetings of the stockholders.  The amendment was effective immediately.

With respect to the annual meeting of stockholders to be held in 2005, to be timely a stockholder’s notice of director nominations and proposals for any other business to be properly brought before such meeting must be received by the Secretary of the Company at the principal executive offices of the Company not later than December 20, 2004.  Such notice must also comply with the substantive requirements set forth in new Article I, Section 7 of the By-laws.

The Board of Directors also directed that the By-laws, as amended to reflect the new Article I, Section 7, be restated.  The full text of the amended and restated By-laws is attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
3.2	Amended and Restated By-laws of Mothers Work, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 18, 2004		MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-laws of Mothers Work, Inc.